Exhibit 99.(n)

AMENDED AND RESTATED

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

OF

JOHN HANCOCK FUNDS II
JOHN HANCOCK FUNDS III and
THE JOHN HANCOCK LEGACY RETAIL FUNDS1

As of June 22, 2017

Each of the entities listed above (each a “Trust” and, collectively, the “Trusts”) hereby adopts this amended and restated Multiple Class Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), on behalf of the current series portfolios of the Trusts and any series of the Trusts that may be established in the future (each, a “Fund” and collectively, the “Funds”).

A.	GENERAL DESCRIPTION OF CLASSES THAT ARE OFFERED:

Each Fund offers one or more of the classes of shares described below, as set forth in the Fund’s prospectus and statement of additional information filed with the Securities and Exchange Commission and currently in effect (collectively, the “Prospectus”). Sales charges, distribution fees and/or service fees for each class of shares, as applicable, shall be calculated and paid in accordance with the terms of the then-effective plan adopted pursuant to Rule 12b-1 under the 1940 Act for the applicable class of shares (each a “Rule 12b-1 Plan”). A general description of the fees applicable to each class of shares is set forth below. Sales charges, distribution and/or service fees currently authorized are as set forth in the Prospectus.

1.            Class A Shares. Class A shares of a Fund are offered with the imposition of an initial sales charge or, on certain investments described in the Prospectus, a contingent deferred sales charge (“CDSC”). Class A shares of a Fund are subject to an annual distribution and service fee in accordance with the then-effective Class A Rule 12b-1 Plan of the Fund. Class A shares of a Fund also are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

2.            Class ADV Shares. Class ADV shares of a Fund are offered without the imposition of an initial sales charge or CDSC. Class ADV shares of a Fund are subject to an annual distribution and service fee in accordance with the then-effective Class ADV Rule 12b-1 Plan of the Fund. Class ADV shares of a Fund are available for purchase only as described in the Prospectus and are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

1        The term “John Hancock Legacy Retail Funds” refers to the following Massachusetts business trusts: John Hancock Bond Trust, John Hancock California Tax-Free Income Fund, John Hancock Capital Series, John Hancock Current Interest, John Hancock Investment Trust, John Hancock Investment Trust II, John Hancock Investment Trust III, John Hancock Municipal Securities Trust, John Hancock Sovereign Bond Fund, John Hancock Strategic Series, and John Hancock Tax-Exempt Series Fund.

3.       Class B Shares. Class B shares of a Fund are offered without the imposition of an initial sales charge but are subject to a CDSC as set forth in the Prospectus. Class B shares of a Fund are subject to an annual distribution and service fee in accordance with the then-effective Class B Rule 12b-1 Plan of the Fund. Class B shares of a Fund also are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

Class B Shares will automatically convert to Class A shares of a Fund at the end of a specified number of years after the initial purchase date of Class B shares, except as provided in the Prospectus. The initial purchase date for Class B shares acquired through reinvestment of dividends on Class B shares will be deemed to be the date on which the original Class B shares were purchased. Such conversion will occur at the relative net asset value per share of each class. Redemption requests placed by a shareholder who owns both Class A and Class B shares of a Fund will be satisfied first by redeeming the shareholder’s Class A shares, unless the shareholder has made a specific election to redeem Class B shares. The conversion of Class B shares to Class A shares may be suspended if it is determined that the conversion constitutes, or is likely to constitute, a taxable event under federal income tax law.

4.       Class C Shares. Class C shares of a Fund are offered without the imposition of an initial sales charge but are subject to a CDSC as set forth in the Prospectus. Class C shares of a Fund are subject to an annual distribution and service fee in accordance with the then-effective Class C Rule 12b-1 Plan of the Fund. Class C shares of a Fund also are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

Class C Shares will automatically convert to Class A shares of a Fund at the end of a specified number of years after the initial purchase date of Class C shares, except as provided in the Prospectus. The initial purchase date for Class C shares acquired through reinvestment of dividends on Class C shares will be deemed to be the date on which the original Class C shares were purchased. Such conversion will occur at the relative net asset value per share of each class. Redemption requests placed by a shareholder who owns both Class A and Class C shares of a Fund will be satisfied first by redeeming the shareholder’s Class A shares, unless the shareholder has made a specific election to redeem Class C shares. The conversion of Class C shares to Class A shares may be suspended if it is determined that the conversion constitutes, or is likely to constitute, a taxable event under federal income tax law.

5.       Class I Shares. Class I shares of a Fund are offered without imposition of an initial sales charge, contingent sales charges, service fee or distribution fee. Class I shares of a Fund are available for purchase only as described in the Prospectus and are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

6.       Class I2 Shares. Class I2 shares of a Fund are offered without imposition of an initial sales charge, contingent sales charges, service fee or distribution fee. Class I2 shares of a Fund are available for purchase only as described in the Prospectus and are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

7.       Class NAV Shares. Class NAV shares of a Fund are offered without the imposition of any initial sales charge, contingent sales charge, service fee or distribution fee. Class NAV shares of a Fund are only available for purchase as described in the Prospectus and are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

8.       Class R1 Shares. Class R1 shares of a Fund are offered without the imposition of an initial sales charge or a CDSC. Class R1 shares of a Fund are subject to an annual distribution and service fee in accordance with the then-effective Class R1 Rule 12b-1 Plan of the Fund. Class R1 shares of a Fund also are subject to a service fee for certain services to retirement plans or participants under a separate Service Plan as set forth in the Prospectus. Class R1 shares of a Fund also are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

9.       Class R2 Shares. Class R2 shares of a Fund are offered without the imposition of an initial sales charge or a CDSC. Class R2 shares of a Fund are subject to an annual distribution and service fee in accordance with the then-effective Class R2 Rule 12b-1 Plan of the Fund. Class R2 shares of a Fund also are subject to a service fee for certain services to retirement plans or participants under a separate Service Plan as set forth in the Prospectus. Class R2 shares of a Fund also are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

10.       Class R3 Shares. Class R3 shares of a Fund are offered without the imposition of an initial sales charge or a CDSC. Class R3 shares of a Fund are subject to an annual distribution and service fee in accordance with the then-effective Class R3 Rule 12b-1 Plan of the Fund. Class R3 shares of a Fund also are subject to a service fee for certain services to retirement plans or participants under a separate Service Plan as set forth in the Prospectus. Class R3 shares of a Fund also are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

11.       Class R4 Shares. Class R4 shares of a Fund are offered without the imposition of an initial sales charge or a CDSC. Class R4 shares of a Fund are subject to an annual distribution and service fee in accordance with the then-effective Class R4 Rule 12b-1 Plan of the Fund. Class R4 shares of a Fund also are subject to a service fee for certain services to retirement plans or participants under a separate Service Plan as set forth in the Prospectus. Class R4 shares of a Fund also are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

12.       Class R5 Shares. Class R5 shares of a Fund are offered without the imposition of an initial sales charge or a CDSC. Class R5 shares of a Fund are subject to an annual distribution and service fee in accordance with the then-effective Class R5 Rule 12b-1 Plan of the Fund. Class R5 shares of a Fund also are subject to a service fee for certain services to retirement plans or participants under a separate Service Plan as set forth in the Prospectus. Class R5 shares of a Fund also are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

13.       Class R6 Shares. Class R6 shares of a Fund are offered without the imposition of any initial sales charge, CDSC, service fee or distribution fee, but may be subject to certain other expenses (e.g., transfer agency fees). Class R6 shares of a Fund also are subject to the investor qualification and/or minimum purchase requirements and exchange privileges as set forth in the Prospectus.

14.       Class T Shares. Class T shares of a Fund are offered with the imposition of an initial sales charge. Class T shares of a Fund are subject to an annual distribution and service fee in accordance with the then-effective Class T Rule 12b-1 Plan of the Fund.

15.       Class 1 Shares. Class 1 shares of a Fund are offered and sold without imposition of an initial sales charge or a CDSC. Class 1 shares of a Fund are subject to an annual distribution and service fee in accordance with the then-effective Class 1 Rule 12b-1 Plan of the Fund. Class 1 shares of a Fund also are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

16.       Class 2 Shares. Class 2 shares of a Fund are offered and sold without imposition of an initial sales charge or a CDSC. Class 2 shares of a Fund are subject to an annual distribution and service fee in accordance with the then-effective Class 2 Rule 12b-1 Plan of the Fund. Class 2 shares of a Fund also are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

17.       Class 5 Shares. Class 5 shares of a Fund are offered and sold without imposition of an initial sales charge, CDSC, service fee or distribution fee. Class 5 shares of a Fund are available for purchase only as described in the Prospectus and are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

B.	CLASS CONVERSION:

If permitted by disclosure in a Fund’s Prospectus, as described in such Prospectus, a designated purchase class of shares of the Fund will convert to a designated target class of shares of the Fund at any time after the initial date that the purchase class of shares commenced operations upon shareholder request if the requesting shareholder meets the criteria for investment in the target class of shares as set forth in the Fund’s Prospectus. Such share class conversion may be suspended if it is determined that the conversion constitutes or is likely to constitute a taxable event under federal income tax law.

C.	EXPENSE ALLOCATION OF EACH CLASS:

Certain expenses may be attributable to a particular class of shares of a Fund (“Class Expenses”). Class Expenses are charged directly to the net assets of the particular class and, thus, are borne on a pro rata basis by the outstanding shares of that class.

In addition to any distribution and/or service fees described in the Prospectus, each class may, by action of the Board of Trustees (the “Board”) or its delegate, also pay a different amount of the following expenses:

(1)	legal, printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders of a specific class;

(2)	Blue Sky fees incurred by a specific class;

(3)	SEC registration fees incurred by a specific class;

(4)	expenses of administrative personnel and services required to support the shareholders of a specific class;

(5)	Trustees’ fees incurred as a result of issues relating to a specific class;

(6)	litigation expenses or other legal expenses relating to a specific class;

(7)	transfer agent fees and shareholder servicing expenses identified as being attributable to a specific class; and

(8)	such other expenses actually incurred in a different amount by a class or related to a class’s receipt of services of a different kind or to a different degree than another class.

Notwithstanding the foregoing, acknowledging that certain Funds presently allocate expenses consistent with the practice set forth below and intend to continue such practice, with respect to each other Fund, effective as of the date of the routine annual update of the Fund’s Prospectus following September 26, 2014, each of the following categories of expenses shall not be deemed Class Expenses, and each such category of expenses shall be borne by all of the Fund’s classes on a pro rata basis based on the net assets of each class:

(1)	legal, printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders of any class; and

(2)	Blue Sky fees incurred by any class.

Those Funds that allocate expenses in this manner shall continue to do so.

Any income, gain, loss, and expenses not allocated to specific classes as described above, incurred by a Fund shall be charged to the Fund and allocated daily to each class of the Fund in a manner consistent with Rule 18f-3(c)(1)(iii) under the 1940 Act.

D.	VOTING RIGHTS:

Each class of shares governed by this Multiple Class Plan: (i) shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement, including, if applicable, any Rule 12b-1 Plan; and (ii) shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

E.	CLASS DESIGNATION:

Subject to approval by the Board, each Fund may alter the nomenclature for the designations of one or more of its classes of shares.

F.	DATE OF EFFECTIVENESS:

This Multiple Class Plan is effective as of June __, 2017, provided that this Plan shall not become effective with respect to any Fund unless such action has first been approved by the vote of a majority of the Board and by vote of a majority of those Trustees who are not “interested persons” of the Trust (the “Independent Trustees”).

G.	AMENDMENT OF PLAN:

Any material amendment to this Multiple Class Plan shall become effective upon approval by a vote of a majority of the Board, and by a vote of a majority of the Independent Trustees, which votes shall have found that this Plan as proposed to be amended, including expense allocations, is in the best interests of each class individually and of the Trust as a whole; or upon such other date as the Board shall determine. No vote of shareholders shall be required for such amendment to the Multiple Class Plan.

H.	SEVERABILITY:

If any provision of this Multiple Class Plan is held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

I.	LIMITATION OF LIABILITY:

Consistent with the limitation of shareholder liability as set forth in the Trust’s Agreement and Declaration of Trust, any obligations assumed by any Fund or class thereof, and any agreements related to this Plan shall be limited in all cases to the relevant Fund and its assets, or class and its assets, as the case may be, and shall not constitute obligations of any other Fund or class of shares. All persons having any claim against the Trust, or any class thereof, arising in connection with this Plan, are expressly put on notice of such limitation of shareholder liability, and agree that any such claim shall be limited in all cases to the relevant Fund and its assets, or class and its assets, as the case may be, and such person shall not seek satisfaction of any such obligation from the Trustees or any individual Trustee of the Trust.